Exhibit 10.3

WASATCH FORMULATION DEVELOPMENT AGREEMENT

This Formulation Development Agreement (“Agreement”) is entered into by and between Wasatch Product Development LLC, a Developer organized under the laws of Utah, having its principal place of business at 427 West 11950 South, Draper, Utah 84020 (“Developer”) and Gelteq Pty Ltd a Developer organized under the laws of Victoria, Australia, having its principal place of business at 641 Glenhuntly Rd, Caulfield Victoria 3162 (“Client”) as of the 1st day of February , 2022 (“Effective Date”).

WHEREAS Developer has expertise in the Research (scientific knowledge of nutrition and nutritive substances, and the identification of specific ingredient types and suppliers) and Development (formulation and process expertise for the development of de novo formulations) of novel food and dietary supplement formulations (“Formulation”).

WHEREAS Developer also has the facility, manufacturing capability, and expertise to process and manufacture the Formulation into a finished good product (“Finished Good Product”).

WHEREAS Client is a brand and/or distributor who wishes to engage Developer to create food or dietary supplement formulation(s) (“Project”) for the purposes marketing and distributing Finished Good Product by the Client.

NOW, THEREFORE in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (see Exhibit A – Legal Terms for additional terms):

1. PROJECT SCOPE

a.	Client will outline the scope of the development project in the Wasatch NPD - Phase 0 Concept Development Questionnaire.docx supplied by Developer.

b.	Upon review, Developer will confirm the R&D Retainer (“Retainer”) required to initiate the development Project.

c.	If Client requests development work outside of the Project Scope (“Additional Scope”) as outlined in 2.c., Developer will ask Client to complete an amendment to the Phase 0 Concept document whereupon Developer will assess the additional Retainer required to complete the Additional Scope and will proceed with the Additional Scope upon submission of the new Retainer by Client.

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2. RETAINER

a.	Purpose: Because Developer and Client are engaging in the Project at-risk with no assurance that the formulation will proceed to commercialization and production at the Developer, the purpose of the Retainer is to,

i.	Act as a screening mechanism to ensure Client is committed to the project and engaged in the development process.

ii.	Create alignment between the Developer and Client to maximize the efficiency of the development process.

iii.	Defray development expenses by the Developer associated with development tasks as outlined in section 2.b.

b.	Amount: Typically, $2,500 but will be confirmed in writing by Developer prior to the Client incurring any fees.

c.	Development Scope

i.	Review of Phase 0 Concept document.

ii.	Research of scientific literature or other industry sources to identify ingredients that meet specific marketing claims, structure/function claims, or other product specifications outlined by Client in the Phase 0 Concept document.

iii.	Development of concept formulation.

iv.	Sourcing of ingredient samples.

v.	Ingredient experimentation and creation of the Initial Bench-top Sample.

vi.	Potential adjustments to bench-top samples, no more than two iterations budgeted:

1.	Iteration #1 - formulation adjustment to the initial bench-top sample to create a new version of the formula for evaluation by Client.

2.	Iteration #2 – formulation adjustment to Iteration #1 to create a new version of the formula for evaluation by Client.

vii.	Upon confirmation of the final Formulation by Client, the creation of the Nutrition Facts or Supplement Facts panel by Developer and provision to Client.

d.	Timeline

i.	From completion and submission of the Phase 0 Concept document by Client, Developer will typically be able to generate a Concept Formula within 1-2 weeks, identify and request ingredient samples from suppliers within 1-3 weeks, receive ingredient samples from suppliers within 2-8 weeks, and the generate the Initial Bench-Top Sample within 1-2 weeks of receipt of ingredients from suppliers.

ii.	Please note the following factors and risks can increase the Project timeline. Developer will apply its best efforts to pre-emptively avoid these factors and mitigate these risks:

1.	Suppliers are not responsive to requests for ingredient samples

2.	Suppliers delay shipment of ingredient samples

3.	Client makes significant changes to the Project Scope after the completion of the Initial Bench-Top Sample

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3. MARKETING EXCLUSIVITY

a.	The payment of the Retainer thereby grants to Client the right to exclusively market the Finished Good Product during the period of time that the Developer is utilized as the sole contract manufacturing supplier to manufacture Finished Good Product.

b.	The parties agree that once the Formulation Ownership Transfer has occurred, then the Client may utilize and market the Finished Good Product in any manner it desires.

4. CLIENT IP

a.	Client IP consists of the following:

i.	all patents owned by the Client;

ii.	all Trade marks developed by or owned by the Client;

iii.	formulation provided by the Client; and

iv.	production methods disclosed by the Client.

b.	Developer agrees that the Client IP will remain owned by the Client and that nothing in this Agreement transfers, or will be construed to transfer any ownership or interest in the Client IP to any party.

c.	The Client grants the Developer a royalty-free, non exclusive, licence to use the Client IP solely for the purpose of the Developer creating Formulations for the Client as set out in this Agreement.

d.	The Developer agrees that it will not, on its own, or through any other party through any act, omission or negligence, breach any of the Client IP or seek to replicate, copy, circumvent or adapt the Client IP and will not allow any third party do so. The Developer agrees that it will immediately notify the Client if there is any actual or suspected breach of this clause 4 by the Developer or its personnel.

e.	The Developer agrees that the Client IP has significant value for the Client and that it will only disclose the Client IP to those of its employees who strictly need to know the details of the Client IP for the purpose of the Developer creating Formulations for the Client and in making such disclosures will only disclose the minimum amount of Client IP necessary to the employee for their relevant role in providing the services under this Agreement.

f.	The Developer agrees that it will not use, or allow to be used any of the Client IP:

i.	or any information adapted from or arising out of the Client IP for any purpose other than as set out herein;

ii.	for its own purpose;

iii.	for its own profitability; or

iv.	in relation to any other client or prospective client of the Developer.

g.	The Developer agrees that it will immediately notify the Client if there is any actual or suspected breach of this clause 4 by the Developer or its personnel.

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5. INTELLECTUAL PROPERTY & OWNERSHIP TRANSFER

a.	Intellectual Property for the Formulation does not include any of the Client IP and is defined as, and consists of the following:

i.	The specification of ingredient types/versions;

ii.	The list of ingredients in gram weight per-serving;

iii.	The list of commercial ingredient suppliers used to create the Formulation;

iv.	Process instructions;

v.	designation of the Formulation as a Trade Secret of its owner ; and

vi.	excluding the Client IP.

b.	Developer retains the rights to all intellectual property associated with the Formulation until Ownership Transfer. Ownership Transfer of the Formulation Intellectual Property from the Developer to the Client will happen under one of the following two conditions:

i.	The payment of the Formulation Ownership Transfer price which will be calculated by the Developer and Disclosed to the Client upon completion of Project, with an upper limit of $15,000

ii.	Cumulative purchase order submission, production and payment of at least 1 million units (pouches) of Formulation by Client at Developer’s manufacturing facility (“Cumulative Production”).

c.	Ownership Transfer Method

i.	Upon one of the aforementioned conditions as delineated in 5.b., Developer will deliver to Client in writing the Intellectual Property for the Formulation as defined in 5.a. with an acknowledgement that Developer is designating the Formula as a Trade Secret of the Client thenceforth subject to the Mutual Non-Disclosure Agreement that the parties will execute.

ii.	The Developer agrees to sign all IP assignment and ownership transfer documents, and to procure their personnel to sign all IP assignment and ownership transfer documents, required by the Client in order for the Client to secure protection for the Formulation, including if desired by the Client, patent protection. Developer will charge $125/hour for Client-requested support to secure protection for the Formulation.

6. ENTIRE AGREEMENT

a.	This Agreement includes all attached exhibits, all of which are herein incorporated by reference. This Agreement contains the entire understanding of the parties with respect to the matters herein contained and supersedes all previous agreements and undertakings with respect thereto. This Agreement may be modified only by written agreement signed by the parties.

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WASATCH PRODUCT DEVELOPMENT LLC | 1152 WEST 2240 SOUTH SUITE A | WEST VALLEY CITY |

IN WITNESS WHEREOF, the parties have authorized their respective undersigned representatives to execute this Agreement effective as of the Effective Date.

Authorized Signatory	Gelteq Pty Ltd

/S/ Authorized Signatory	/S/ Simon Szewach
Signature	Signature

Authorized Signatory	Simon Szewach
Printed Name	Printed Name

Vice President, Sales & Marketing – Wasatch Nutritionals	Director
Title	Title

Date 01/31/2022	Date 01/31/2022

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WASATCH PRODUCT DEVELOPMENT LLC | 1152 WEST 2240 SOUTH SUITE A | WEST VALLEY CITY |

Exhibit A – Legal Terms

1. Indemnification

a.	Subject to the terms and conditions of this Agreement, each party (the “Indemnitor”) agrees to indemnify, defend and hold the other party, its affiliates and their respective employees, directors, officers and agents (the “Indemnitees”) harmless against any claim, liability, damages, losses, judgment, and other expense (including but not limited to reasonable attorney’s fees and court costs) (“Liability”) arising out of or resulting from any third party claims made or proceedings brought against the Indemnitees, or any of them, to the extent such Liability arises in the execution of performance of this Agreement and results from the Indemnitor’s, or its employees’, agents’, or subcontractors’

i.	negligence or willful misconduct

ii.	breach of this Agreement

b.	A party entitled to indemnity under this Agreement shall

i.	notify the Indemnitor in writing of the indemnified claim within ten (10) days after receiving notice thereof,

ii.	give the Indemnitor sole control of the defense and settlement thereof, and

iii.	provide all reasonable assistance in connection therewith, at the Indemnitor’s sole expense.

c.	The Indemnitor shall not settle or compromise any indemnified claim without the indemnified party’s express, written consent, which consent shall not be unreasonably withheld or delayed.

d.	The indemnified party shall have the right to participate, at its sole expense, in the defense of any indemnified claim, through a counsel of its own choosing.

2. Default

a.	Either party must provide a written Notice of Default within ten (10) days of the other party committing a breach of the Agreement.

b.	Upon receipt of a Notice of Default, the receiving party has a cure period of thirty (30 days) to remedy the Default.

c.	In the event of a Notice of Default by Client, Client shall immediately cease all sales of any product that pertains to the Notice of Default. Client’s continued sales of product subject and subsequent to a Notice of Default will invalidate all claims made in the Notice of Default and immediately invalidate the Notice of Default.

d.	Either party may terminate the Agreement after Notice of Default and expiration of 30- day period without a curing of breach.

e.	Either party may terminate the Agreement immediately at any time, in the event that the other party voluntarily commences bankruptcy proceedings or has a bankruptcy proceeding involuntarily commenced against it.

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3. Notices

All notices required or permitted under this Agreement will be in writing and shall be considered as having been given if emailed with follow-up original mailed by U.S. first class mail, sent to the addresses set forth at the beginning of the Agreement or to such other addresses as may be designated in advance by a party giving written notice to the other party.

4. No Third Party Beneficiaries

This Agreement has been entered into for the sole benefit of Developer and Client and in no event will any third-party benefits or obligations be created thereby.

5. Assignment

a.	Neither party shall assign this Agreement nor any part thereof without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that either party may assign this Agreement, without the consent of the other,

i.	to one of its Affiliates, so long as such party remains primarily liable hereunder and

ii.	with prompt notice of assignment in connection with

1.	the transfer or sale of substantially all of its business to which this Agreement pertains or

2.	a merger or consolidation of such party with another Developer.

b.	Any permitted assignee shall assume all obligations of its assignor under this Agreement.

6. Severability

If any of the provisions of this Agreement is or becomes illegal, unenforceable, or invalid (in whole or in part for any reason), the remainder of this Agreement shall remain in full force and effect without being impaired or invalidated in any way.

7. Governing Law; Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah and the laws applicable therein.

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WASATCH PRODUCT DEVELOPMENT LLC | 1152 WEST 2240 SOUTH SUITE A | WEST VALLEY CITY |